SOFTWARE LICENSE AGREEMENT


THIS AGREEMENT is entered into as Jan 22,1997, by and between SEATTLE FILMWORKS,
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INC.,  a  Washington  corporation  ("SFW")  and  ALTAVISTA  Technology,  Inc., a
California  corporation,("Software  Publisher").

     WHEREAS, ALTAVISTA Technology, Inc. owns rights in a certain software program known as Howdy!" (the "Software"); and

     WHEREAS, SFW desires to obtain, and ALTAVISTA Technology, Inc. desires to grant, a license to duplicate, distribute and license copies of the encrypted Software as one of the products distributed on the SFW Master CD, on the terms and conditions set forth in this Agreement;

NOW,  THEREFORE,  the  parties  hereto  agree  as  follows:

1  .    GRANT  OF  LICENSE.

     1.1 Software Publisher hereby grants to SFW a nonexclusive license (the 'License") to duplicate, distribute and license encrypted copies of the program files and support files of the Software pursuant to the terms of this Agreement, The documentation which is part of the Software may also be distributed in writing. SFW agrees that it will not reverse engineer, translate, disassemble, or decompile the Software, in whole or in part, modify, edit, revise or enhance the Software, or obscure, alter or remove any copyright, trademark or other proprietary rights notices contained therein. The Software as delivered to SFW hereunder is the proprietary and copyrighted property of ALTAVISTA Technology, Inc., and all title thereto shall remain with ALTAVISTA Technology, Inc. SFW shall have no right to grant sublicenses of any of its rights hereunder except that SFW may authorize persons to whom it distributes the Software in accordance with this Agreement to use the Software.

     1.2 Software Publisher shall prepare and deliver to SFW a CD containing complete program and support files for the Software so that said Software can be loaded from the SFW Master CD by a user to provide a fully functioning product.

     1.3 Software will be encrypted by SFW with a locking code which prevents user from unauthorized use. SFW will employ all measures it deems practical within its technical expertise to make sure the Software is secure from unauthorized use, duplication and distribution. However, SFW makes no claim and in no way warrants that Software which is encrypted on the SFW Master CD is 100% secure from such unauthorized use. Once user has paid SFW for Software, SPW will provide user with a code key to unlock Software and load the program to user's computer.

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1.4     SFW  shall  pay  Software  Publisher  a royalty of 20% of net paid sales excluding shipping, handling and taxes for each copy of Software sold. Net paid sales is defined herein as the net amount paid by user for the Software less any returns and will not be subject to sales and administrative expenses. The selling price of the Software mutually agreed upon by SFW and Software Publisher will be $14.95. SFW agrees that it will distribute to its first time buyers of Pictures On Disk the encrypted Software without charge to Software Publisher, and that all necessary support relative to the installation and basic use of the software will be provided by SFW customer service. To facilitate SFW customer support of the Software, Software Publisher agrees to provide each customer service representative a gratis copy of the Software and including the HELP file in text form or at least with the browse function turned on.

     1.5 The term of the License shall commence on the date of this fully executed Agreement and continue until terminated as provided herein. SFW may terminate this License at any time in its sole discretion by delivery of 30 days written notice to Software Publisher. In addition, if Software Publisher fails to comply with any of the terms of this Agreement, SFW may, in addition to its other available remedies, terminate the License immediately upon delivery of written notice to Software Publisher. Upon termination of the License, SFW shall return the Software Publisher's master disk to Software Publisher with a certificate signed by an officer stating that the Software will no longer be duplicated. All remaining copies in inventory of the Software as embedded in the SFW Master CD may be sold by SFW. Any such residual sales will be credited to Software Publisher as per the royalty terms of this Agreement.

     2. DELIVERY. Software Publisher shall deliver to SFW within ten days of the date of this fully executed Agreement one complete copy of the Software, including all support files.

     3. REPORTS AND PAYMENTS: REPORTS AND PAYMENTS: During the term of this Agreement, SFW shall deliver a written quarterly report to Software Publisher on or before the 1 5" day of each month following each calendar year quarter (i.e., March, June, September and December), setting forth the number of copies of the Software sold on behalf of Software Publisher in the previous three-month period and the net paid sales for those units. Each such report will be accompanied by the royalty payment and a list containing the names and addresses of those who have purchased the Software. Such list will be on a floppy disk in a form easily read by Software Publisher.

     4. SUPPORT AND SERVICE. SFW shall not be obligated to prepare any bug fixes or other updates to, or any new versions of, the Software. Any such updates or new versions or fixes, if and when provided to SFW, shall be deemed to be part of the Software as defined herein, and shall be governed by all rights and restrictions applicable to the Software hereunder. Software Publisher shall not be obligated to provide any service or support for the Software to SFW or any of its customers. Software Publisher will promptly notify SFW of any bugs or errors in the Software that Software Publisher becomes aware of.

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     5.     Warranty  by  Software  Publisher.  Software Publisher warrants that the Software delivered to SFW will be free of defects and bugs and contain no significant reproducible errors or viruses.

     6. NO WARRANTY BY SFW. SFW assumes no responsibility for the Software to achieve SFW' and its customers' intended results, and for the use of and results obtained by SFW customers from the Software.

     7. CONFIDENTIALITY. Software Publisher agrees that all sales data provided by SFW will remain confidential.

     8. NO ASSIGNMENT. The rights and obligations of Software Publisher hereunder are personal to Software Publisher under its current ownership and shall not be assigned, sublicensed or transferred to any third party, whether voluntarily or by operation of law (including without limitation any merger or other transaction which transfers control of Software Publisher to new owners) without the prior, written consent of SFW which shall not be unreasonably withheld in each instance. Any attempted assignment, sublicense or transfer in violation of this Section shall be void.

     9. INDEMNIFICATION. Software Publisher shall defend, indemnify and hold SFW harmless from and against any and all claims, actions, losses, damages, liabilities, obligations, costs and expenses (including without limitation reasonable attorney fees) arising from or based upon (1) use by SFW or any of its customers of Software warranties, (2) any failure of the Software to meet any express or implied warranties made by Software Publisher or to satisfy the needs of any customer of SFW, or (3) any claims, that Software infringes any copyright, trademark or other legal rights of others.

     10. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, SFW SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY THIRD PARTY CLAIMS OR FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR SAVINGS, ARISING FROM THE PERFORMANCE OR BREACH OF ANY PROVISION OF THIS AGREEMENT OR THE USE OR INABILITY TO USE THE SOFTWARE, OR ANY PORTION THEREOF, EVEN IF SFW HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL SFW'S LIABILITY, WHETHER IN TORT (INCLUDING
NEGLIGENCE),  CONTRACT,  OR  OTHERWISE,  EXCEED  $1,000.

11.  GENERAL.

     11.1 This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof. Each party is not relying on any representation or warranty which is not expressly contained in this Agreement. Any provisions or conditions of any purchase order or other Software Publisher document shall be inapplicable and not binding upon SFW. No modification, waiver, or amendment hereof shall be binding unless stated in a writing signed by both parties, and no waiver of a right in any instance shall constitute a waiver of the same or any other right in any other instance.

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     11.2     In  construing  this  Agreement,  no  weight or relevance shall be given to the fact that it or any particular provision of it may have been drafted by one or the other of the parties, the parties having had adequate opportunity to negotiate all provisions hereof.

     11.3 This Agreement shall be governed and construed in accordance with the laws of the State of Washington and the United States of America, without regard to the rules relating to the conflict of laws. Any litigation between the parties concerning this Agreement shall be brought exclusively in King
County, Washington. Software Publisher consents to the jurisdiction of the state and federal courts sitting in the State of Washington and service of process by registered or certified mail or such other methods permitted under the applicable long-arm statute.

     11.4 If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions shall not be affected.

     11.5 Notices under this Agreement shall be sufficiently given if delivered in person or sent by mail or reputable courier service to the respective addresses stated below (or to such other address as a party may by notice specify for notices to it), and shall be effective upon the earlier of actual delivery or the third day after mailing.

THE PARTIES AFFIRM THAT THEY HAVE READ AND UNDERSTOOD THIS ENTIRE AGREEMENT, INCLUDING THE EXCLUSIONS OF WARRANTIES AND LIMITATIONS OF REMEDIES STATED HEREIN, AND ACKNOWLEDGE THAT THE SAME CONSTITUTE AN AGREED ALLOCATION OF RISK REFLECTED IN THE PRICING OF THE LICENSE.

SEATTLE  FILMWORKS,  INC.              ALTAVISTA  Technology,  Inc.,  Inc:
Address:  1260  16th  Ave  West        Address:  1671  Dell  Ave.
Seattle,  WA  98119                    Suite  209
                                       Campbell,  CA  95008


By:                                    By:  /s/ Jack Marshall
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Its:                                   Its: President
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Date: 1-14-97                          Date: 1-22-97

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